                                                                     EXHIBIT 9.1


                            VOTING TRUST AGREEMENT

          THIS IS A VOTING TRUST AGREEMENT, dated as of September 30, 1997, among the entities and individuals listed on Exhibit A attached hereto (individually, a "Shareholder" and collectively, the "Shareholders"), and Harold
0. Rosser II and Stephen F. Edwards, and their successors appointed as provided in this Agreement, as Voting Trustees (the "Voting Trustees").

                                  Background
                                  ----------

     A. California Pizza Kitchen, Inc., a California corporation (the "Company"), is duly organized and validly existing under the laws of the State of California. Pursuant to an Agreement and Plan of Merger, dated as of July 1, 1997, as amended (the "Merger Agreement"), among the Company, Bruckmann, Rosser, Sherrill & Co., L.P. ("BRS"), C.P. Kitchen Acquisition Corp., CPK Acquisition Corp. and Richard L. Rosenfield and Larry S. Flax, the Shareholders will acquire an aggregate of 1,887,200 shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"), or Class B Common Stock, par value $.01 per share ("Class B Common Stock" and, together with Class A Common Stock, "Common Stock"), of the Company.

     B.   The Voting Trustees are representatives of BRS.

     C. In consideration of the premises and of the mutual undertakings of the parties hereinafter set forth, a voting trust (the "Trust") in respect of the shares of Common Stock of the Company owned by the Shareholders is hereby created and established, subject to the following terms and conditions, to all and every one of which the parties hereto expressly assent and agree.

                                     Terms
                                     -----

          In consideration of the mutual agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

     1.   Deposit of Common Stock.
          -----------------------

          (a) Transfer of Shares. Each Shareholder agrees that, immediately
              ------------------
following the merger contemplated under the Merger Agreement, he or it will transfer and assign, or cause to be transferred and assigned, to the Voting Trustees all of the shares of Common Stock of the Company then owned by him or it (the "Shares") and will deposit or cause to be deposited hereunder, with the Voting Trustees, the certificates for such Shares, all of which certificates, if not registered in the name of the Voting Trustees at the time of such deposit, shall be duly endorsed in blank or accompanied by proper instruments of assignment and transfer thereof duly executed in blank.

          (b) All Shares of Common Stock. The provisions of this Agreement shall
              --------------------------
apply to any and all shares of Common Stock of the Company that (i) may be issued in respect of, in exchange for, or in substitution of any Shares transferred to the Voting Trustees pursuant to paragraph (a) hereof, or (ii) are hereafter acquired by any Shareholder at any time, whether upon exercise of options, warrants or rights or upon conversion of securities or otherwise, and each Shareholder agrees that until the termination of this Agreement, no shares of Common Stock of the Company shall be held by such Shareholder, but all such shares shall be deposited with the Voting Trustees in accordance with the terms and conditions of this Agreement.

     2.   Voting Trust Certificates.
          -------------------------

          (a) Issue of Certificates. The Voting Trustees shall from time to
              ---------------------
time issue to each Shareholder, with respect to the shares of Common Stock of the Company owned by such Shareholder and so deposited hereunder, a Voting Trust Certificate or Voting Trust Certificates, each in the form of Exhibit B hereto, for the number of shares of Common Stock equal to that deposited hereunder by such Shareholder, which Certificate(s) shall refer to the provisions of this Agreement and be registered on the books of the Trust in such Shareholder's name.

          (b) Transfer of Certificates. No Shareholder shall, directly or
              ------------------------
indirectly, except pursuant to the terms of this Agreement and the Securities Holders Agreement, dated as of the date hereof (the "Securities Purchase Agreement"), among the Company, BRS, Richard L. Rosenfield and Larry S. Flax, enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition ("Transfer") of, any or all of such Shareholder's Shares or any interest therein or any Voting Trust Certificates or interest therein; provided, however, that in any event no Shareholder shall Transfer any Shares or Voting Trust Certificates unless the transferee is a signatory to this Agreement or the transferee executes an instrument reasonably satisfactory to the Voting Trustees whereby such transferee becomes a signatory to, and bound by, this Agreement.

     3.   Replacement of Certificates.
          ---------------------------

          (a) Issue of Replacement Certificates. In case any Voting Trust
              ---------------------------------
Certificate shall be mutilated, lost, destroyed or stolen, the Voting Trustees may issue and deliver in exchange therefor and upon cancellation of the mutilated Voting Trust Certificate, or in lieu of the lost, destroyed or stolen Voting Trust Certificate, a new Voting Trust Certificate or Voting Trust Certificates representing a like number of shares of Common Stock, upon the production of evidence of such loss, destruction or theft, satisfactory to the Voting Trustees, and upon receipt of an indemnity satisfactory to the Voting Trustees, and upon compliance also with such other reasonable conditions as the Voting Trustees may prescribe.

     4.   Certificates for Securities held by Voting Trustees.
          ---------------------------------------------------

          (a) Surrender of Certificates. The certificates for Common Stock of
              -------------------------
the Company deposited with the Voting Trustees shall, if not registered in the name of the Voting Trustees at the time of deposit, be surrendered to the Company and cancelled and new certificates therefor issued to and in the name of the Voting Trustees. Notation shall be made on the face of all certificates issued in the name of the Voting Trustees that they are issued pursuant

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to this Agreement, and such fact shall also be noted in the records of stock ownership of the Company.

          (b) Securities Held in Trust. All shares of Common Stock deposited
              ------------------------
with the Voting Trustees hereunder shall be held in trust for the Shareholders and their respective heirs, executors, administrators and assigns, and used and applied by the Voting Trustees and its successors in office for the purposes of and in accordance with this Agreement and shall remain subject to the Securities Purchase Agreement.

          (c) Transfer of Shares. The Voting Trustees may cause any shares of
              ------------------
Common Stock at any time held by them under this Agreement to be transferred to any name or names other than the name of the Voting Trustees herein named, if such transfer becomes necessary by reason of any change in the person holding the office of Voting Trustees as hereinafter provided.

     5.   Dividends: Subscription Rights.
          ------------------------------

          (a) Dividends.  The Company is hereby authorized and directed, and the
              ---------
Company hereby agrees, to pay all distributions and dividends that are paid in cash, stock (other than voting stock) or other property directly to the registered holder of the Voting Trust Certificate evidencing the shares of Common Stock of the Company on which such distributions or dividends are declared. All shares of voting stock issued as dividends on shares of Common Stock of the Company that are subject to this Agreement shall also be subject to this Agreement. The stock certificates for such shares shall be issued in the name of and delivered to the Voting Trustees to be held hereunder, subject to all of the provisions hereof, and the Voting Trustees shall issue additional Voting Trust Certificates in respect of such shares to the Shareholders entitled thereto.

          (b) Distributions of Capital Stock. In case the Company shall at any
              ------------------------------
time issue any stock or other securities to which the holders of the capital stock of the Company shall be entitled to subscribe by way of preemptive right or otherwise, or any Shareholder shall be otherwise entitled to purchase any shares of capital stock of the Company, the Voting Trustees shall promptly give notice of such right so to subscribe or purchase and of the terms thereof to such Shareholder at his or its address registered with the Voting Trustees; and such Shareholder upon providing the Voting Trustees with funds in the requisite amount, shall have the right, subject to such reasonable regulations as may be prescribed by the Voting Trustees, to instruct the Voting Trustees to subscribe for or purchase such stock or other securities, or any part thereof; and to the extent that such Shareholder shall fail to exercise such rights the Voting Trustees shall be entitled, in their absolute discretion, to permit such rights so to subscribe or purchase to lapse. Upon receiving proper instructions in writing, the Voting Trustees shall subscribe for or purchase such stock or other securities (but only out of funds provided by such Shareholder for the purpose) and shall distribute the same to such Shareholder, except that any shares of voting stock of the Company, when so subscribed for or purchased and received by the Voting Trustees, shall not be distributed but shall be held hereunder, subject to all the provisions hereof, and the Voting Trustees shall issue new or additional Voting Trust Certificates in respect of such shares to such Shareholder.

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     6.   Actions by Voting Trustees.
          --------------------------

               (a)  Proxy. A proxy may not be given with respect to the shares
                    -----
of stock subject hereto to any person other than the Voting Trustees, unless the Voting Trustees consent in writing to such proxy.

               (b)  Agents. The Voting Trustees may at any time or from time to
                    ------
time appoint an agent or agents and may delegate to such agent or agents the performance of any administrative duty of the Voting Trustees, including, without limitation, the appointment of a domestic bank or other institution to act as custodian of the shares of Common Stock of the Company held by it hereunder. The fees of such agent or agents shall constitute an expense of the Voting Trustees.

      7.       Liability of Voting Trustees: Indemnification.
               ---------------------------------------------

               (a)  No Liability. The Voting Trustees assume no liability as a
                    ------------
shareholder, their interest hereunder being that of trustee only. In voting the stock represented by the stock certificates deposited hereunder (which they may do either in person or by proxy as aforesaid), the Voting Trustees will vote and act in all matters in accordance with their good faith judgment and the terms of this Agreement; but they assume no responsibility or liability in respect of any action taken by them or taken in pursuance of their vote so cast, and the Voting Trustees shall not incur any responsibility or liability as trustee or otherwise by reason of any error of fact or law, mistake of judgment, or of any matter or thing done or suffered or omitted to be done under this Agreement, except for their own individual willful misconduct.

               (b)  Agents. The Voting Trustees shall not be answerable for the
                    ------
default or misconduct of any agent or attorney appointed by them in pursuance hereof if such agent or attorney shall have been selected with reasonable care.

               (c)  Expenses. The Voting Trustees shall not be entitled to any
                    --------
compensation for their services hereunder.

               (d)  Indemnity. The Shareholders hereby jointly and severally
                    ---------
agree that they will at all times protect, indemnify and save harmless the Voting Trustees from any loss, cost or expense of any kind or character whatsoever incurred in connection with this Trust except those, if any, arising from the willful misconduct of the Voting Trustees, and will at all times themselves undertake, assume full responsibility for, and pay all costs and expenses of any suit or litigation of any character, including any proceedings before any governmental agency, with respect to the Shares of Common Stock or this Agreement and, if the Voting Trustees shall be made a party thereto, the shareholders will pay all costs and expenses, including counsel fees, to which the Voting Trustees may be subject by reason thereof. The Voting Trustees may consult with counsel and other advisors, and the opinions of such counsel and advisors shall be full and complete authorization and protection in respect of any action taken or omitted or suffered by the Voting Trustees hereunder in good faith and in accordance with such opinions.

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          (e)  Notwithstanding any other provision hereof, the provisions of this Section 7 shall survive the termination of this Agreement.

     8.   Voting Discretion.
          -----------------

          (a)  Voting Discretion. Except as otherwise provided herein, until the
               -----------------
termination of this Agreement and the actual delivery to the Shareholders of certificates for shares of Common Stock in exchange for Voting Trust Certificates hereunder, the Voting Trustees shall possess and shall be entitled in their discretion, not subject to any review, to exercise in person or by proxy, in respect of any and all shares of Common Stock at any time deposited under this Agreement, all rights and powers of every name and nature, including the right to vote thereon or to consent to any and every act of the Company, in the same manner and to the same extent as if the Voting Trustees were the absolute owner of such stock in their own right.

          (b)  Permitted Actions. Without limiting the generality of the
               -----------------
foregoing paragraph (a), the Voting Trustees are, among other things, specifically authorized to vote for, consent to or authorize any of the following:

               (i) the election, removal or replacement of directors of the Company,

               (ii) the sale or disposal in the normal course of business of any part or parts of the property, assets or business of the Company;

               (iii) any changes or amendments in or to the Articles of Incorporation or Bylaws of the Company;

               (iv) any loans to officers, directors or shareholders of the Company;

               (v) any indemnification of officers, directors or agents of the Company;

               (vi) the entering into or submitting of a bid in connection with the negotiation of or application for any contract that the Company may not enter into or submit without the approval of the shareholders;

               (vii) any other action that, by the terms of the General Corporation Law of the State of California or the Articles of Incorporation or Bylaws of the Company, permits or requires a vote of the holders of the capital stock of the Company, and

               (viii) any action with respect to any of the foregoing that any shareholder might lawfully take.

     9.   Termination of this Agreement.
          -----------------------------

          (a)  Termination. This Agreement shall terminate with respect to any
               -----------
shares of Common Stock of the Company (i) as to which a registration statement shall have been filed

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pursuant to the Securities Act promptly upon the effectiveness thereof or (ii)
upon the Voting Trustees' delivery of written notice of termination to the Shareholders. In addition, this Agreement shall terminate in the event of a sale by the Company, pursuant to an effective registration statement (other than a registration statement on Form S-4 or S-8 or their successor forms) under the Securities Act of 1933, as amended, of any stock for gross offering proceeds of at least $20 million.

          (b)  Irrevocable. Subject to paragraph (a) hereof, during the term of
               -----------
this Agreement, the Trust hereby created shall be irrevocable and no shares of Common Stock of the Company held by the Voting Trustees pursuant to the terms of this Agreement shall be transferred to or upon the order of the holder of a Voting Trust Certificate evidencing the beneficial ownership thereof prior to the termination of this Agreement.

          (c)  Termination By Law. Unless terminated sooner (i) pursuant to
               ------------------
paragraph (a) hereof as to all shares of Common Stock held by the Voting Trustees, or (ii) by operation of law, this Agreement shall terminate without any action of or notice by or to the Voting Trustees, the Company or the Shareholders ten years from the day preceding the date hereof.

     10.  Delivery of Certificates for Common Stock upon Termination of this
          ------------------------------------------------------------------
          Agreement.
          ---------

          (a)  Certificates. Upon termination of this Agreement, the Voting
               ------------
Trustees, in exchange for and upon surrender of any Voting Trust Certificates then outstanding, shall, in accordance with the terms hereof, deliver certificates for shares of Common Stock in the amount called for by such Voting Trust Certificate and either registered in the name of the holder thereof or duly endorsed in blank or accompanied by proper instruments of assignment and transfer thereof duly executed in blank to the holder thereof, and the Voting Trustees may require the holder of such Voting Trust Certificate to surrender the same for such exchange.

          (b)  Obligations of Trustee. After any termination of this Agreement
               ----------------------
as above provided with respect to all shares of Common Stock, and delivery by the Voting Trustees of any stock or other property then held hereunder in exchange for outstanding Voting Trust Certificates as provided in this Section 10, all further obligations or duties of the Voting Trustees under this Agreement or any provision hereof shall cease.

     11.  Resignation: Successor Trustee.
          ------------------------------

          The Voting Trustees may resign at any time by providing the Company and each Shareholder with written notice to such effect. If for any reason either of Harold 0. Rosser or Stephen F. Edwards shall cease to serve as Voting Trustees hereunder, his immediate successor in such capacity shall be an officer of Bruckmann, Rosser, Sherrill & Co., Inc. as is designated by BRS. Each such successive designated person shall, upon assuming the duties hereunder upon a vacancy occurring in the office of any of the Voting Trustees, be a Voting Trustee.

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     12.  Interests Allowed as Voting Trustees.
          ------------------------------------

          The Voting Trustees may be a creditor or shareholder of the Company and may act as a director, officer or employee of, or consultant or advisor to, the Company and receive compensation therefor. In addition, the Voting Trustees and any firm of which they may be a member, and any of their affiliates, may contract with the Company or have a pecuniary interest in any matter or transaction to which the Company may be a party, or in which the Company may be in any way concerned.

     13.  Effect of Agreement upon Representatives, Successors and Assigns.
          ----------------------------------------------------------------

          This Agreement shall inure to the benefit of and be binding upon the Voting Trustees and each Shareholder and their respective legal representatives, successors and assigns.

     14.  Miscellaneous.
          -------------

          (a)  Notices.  All notices to be given to the owners of Voting Trust
               -------
Certificates shall be given by mailing the same in a sealed postpaid envelope to the registered owners of Voting Trust Certificates addressed to their respective addresses as shown on the books of the Trust, and any notice whatsoever when mailed by or on behalf of the Voting Trustees to such registered owners of Voting Trust Certificates as herein provided shall have the same effect as though personally served on all holders of Voting Trust Certificates. All notices to be given to the Voting Trustees shall be given by serving a copy thereof upon them personally or by mailing the same in a sealed postpaid envelope addressed to them at the address set forth below or to such other address as they shall from time to time in writing designate.

          (b)  Filing of Agreement. Until the termination of this Agreement, one
               -------------------
original counterpart hereof shall be filed with the Secretary of the Company at the principal office of the Company and such counterpart shall be open to the inspection of any holder of any Voting Trust Certificate or any shareholder of the Company daily during business hours.

          (c)  Amendment.  If at any time it is deemed advisable for the parties
               ---------
hereto to amend or revoke this Agreement, it may be amended or revoked by an agreement executed by the Voting Trustees, the Company and the holder or holders of all of the Voting Trust Certificates.

          (d)  Acknowledgment of Obligations.  The Voting Trustees accept the
               -----------------------------
trust created hereby subject to all the terms and conditions herein contained.

          (e)  Entire Agreement.  This Agreement contains the entire agreement
               ----------------
among the parties hereto and supersedes all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof.

          (f)  Section Headings.  The section headings contained herein are
               ----------------
included for convenience of reference only and shall not constitute a part of this Agreement for any purpose.

          (g)  Counterparts.  This Agreement may be executed in counterparts,
               ------------
 each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

          (h)  Applicable Law.  This Agreement shall be governed by, and
               --------------
construed in accordance with, the laws of the State of New York applicable to contracts to be performed entirely within such State, except to the extent that the laws of the State of California apply mandatorily hereto.

          (i)  Severability.  Any section, clause, sentence, provision,
               ------------
subparagraph or paragraph of this Agreement held by a court of competent jurisdiction to be invalid, illegal or ineffective shall not impair, invalidate or nullify the remainder of this Agreement, but the effect thereof shall be confined to the section, clause, sentence, provision, subparagraph, or paragraph so held to be invalid, illegal or ineffective.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                            VOTING TRUSTEES

                            /s/ Harold O. Rosser
                            -----------------------
                            Harold O. Rosser

                            /s/ Stephen F. Edwards*
                            ------------------------
                            Stephen F. Edwards

                            Address: c/o Bruckmann, Rosser, Sherrill & Co., L.P.
                                     126 East 56th Street
                                     New York, New York 10022


                            FURMAN SELZ SBIC, L.P.
                             By Furman Selz SBIC Investments L.L.C.


                             By /s/ [ILLEGIBLE]
                                --------------------------
                                Name:
                                Title:


                            /s/ Roy L. Furman
                            _______________________________
                            Roy L. Furman

                            /s/ David S. Harris
                            _______________________________
                            David S. Harris

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                              /s/ Eric Gleacher
                              -------------------------
                              Eric Gleacher



                              /s/ Robert Engel
                              -------------------------
                              Robert Engel


                              /s/ James Goodwin
                              -------------------------
                              James Goodwin


                              /s/ Emil Henry
                              -------------------------
                              Emil Henry


                              /s/ Roger Hoit
                              -------------------------
                              Roger Hoit


                              /s/ H. Conrad Meyer III
                              -------------------------
                              H. Conrad Meyer III


                              /s/ David W. Mills
                              -------------------------
                              David Mills


                              /s/ Charles Phillips
                              -------------------------
                              Charles Phillips


                              /s/ Clayton Rohrbach, III
                              -------------------------
                              Clayton J. Rohrbach, III

                              /s/ Jeffrey Tepper
                              --------------------------
                              Jeffrey Tepper


                              GLEACHER IV, L.P.

                              By /s/ Robert A. Engel
                                 -----------------------
                                 Name:  Robert Engel
                                 Title: General Partner


   *By Harold O. Rosser, as attorney-in-fact.

                                                                       Exhibit A
                                 Shareholders
                                 ------------

Furman Selz SBIC, L.P.
Roy L. Furman
David S. Harris
Eric Gleacher
Robert Engel
James Goodwin
Emil Henry
Roger Hoit
Conrad Meyer
David Mills
Charles Phillips
Clay Rohrbach
Jeffrey Tepper
Gleacher IV, L.P.

                                                                       Exhibit B

 THIS VOTING TRUST CERTIFICATE HAS BEEN ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND NO INTEREST THEREIN MAY BE TRANSFERRED EXCEPT IN COMPLIANCE, ESTABLISHED TO SATISFACTION OF THE ISSUER, WITH SAID ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER BY THE SECURITIES AND EXCHANGE COMMISSION.

 THIS VOTING TRUST CERTIFICATE AND THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE PROVISIONS OF A SECURITIES HOLDERS AGREEMENT ON FILE WITH THE COMPANY.

                           VOTING TRUST CERTIFICATE

                         CALIFORNIA PIZZA KITCHEN, INC.

No._____
Class:______
Shares:_____
                            This certificate is evidence that _____________
has deposited _______ ( ) shares of [Class A] Common Stock of California Pizza Kitchen, Inc., a California corporation (the "Company"), with the Voting Trustees hereinafter named in accordance with the terms of the Voting Trust Agreement (the "Agreement") dated as of September __, 1997, among the Company, each of the Shareholders listed on the signature pages thereof and the person whose name appears below as Voting Trustees (the "Trustees").

                            This certificate and the interest represented hereby
is transferable on the books of the Trust only in accordance with the terms of the Agreement and any holder of this Certificate takes the same subject to all of the terms and conditions of such Agreement.

                            IN WITNESS WHEREOF, the Trustees have signed this
certificate as of this ___th day of____________.

                                     VOTING TRUSTEES


                                     __________________________________
                                     Name:

                                     __________________________________
                                     Name: